EXHIBIT 23.1

Avert, Inc.
301 Remington Street
Fort Collins, CO  80524


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated January 28, 2000 accompanying the financial statements of Avert, Inc. as of December 31, 1999, and for the years ended December 31, 1999 and 1998 also incorporated by reference into the Form S-8 Registration Statement of Avert, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP
Denver, Colorado
March 22, 2000